UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2015

ANIXTER INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number: 001-10212

2301 Patriot Blvd.

Glenview, Illinois 60026

(224) 521-8000

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 15, 2015, Anixter Inc., Anixter International Inc.’s wholly-owned operating subsidiary (the “Company”), entered into a Purchase Agreement with HD Supply, Inc., HD Supply Holdings, LLC, HD Supply GP & Management, Inc., HD Supply Power Solutions Group, Inc., and Brafasco Holdings II, Inc. (collectively the “Sellers”). Pursuant to the Purchase Agreement, the Company has agreed to purchase all of the outstanding equity of HD Supply Power Solutions, Ltd., HDS Power Solutions, Inc. and Pro Canadian Holdings I, ULC from Sellers, together with assets owned by Sellers and their affiliates that are primarily used in Sellers’ power solutions business (the “Transaction”), in exchange for the payment of $825 million in cash, subject to certain post-closing working capital and other adjustments.

The closing of the Transaction, which the Company expects will occur near the end of the third quarter of this year, is subject to various conditions, including regulatory and antitrust approvals, receipt of certain third party consents and approvals and other customary closing conditions. The Purchase Agreement includes customary representations, warranties and covenants by the parties. The Sellers will, and will cause their subsidiaries to, conduct their businesses in the ordinary course of business in accordance with past practice until the closing of the Transaction, subject to certain exceptions. The Company and the Sellers have agreed to indemnify each other for breaches of representations and warranties, breaches of covenants and certain other matters, subject to certain limitations and exceptions.

The Purchase Agreement may be terminated by the Company or the Sellers under certain circumstances specified therein, including (i) mutual written consent, (ii) the uncured, material violation or breach of the other party’s covenants, agreements, representations or warranties contained in the Purchase Agreement, if such violation or breach has prevented or would prevent the satisfaction of a closing condition or (iii) if the Transaction is not consummated by a certain outside date.

The foregoing descriptions of the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1.

Item 7.01	Regulation FD Disclosure.

The Company posted on its website, www.anixter.com, presentation materials for a conference call on July 16, 2015 to discuss the Transaction. A copy of the presentation is attached hereto as Exhibit 99.2. From time to time, the Company may update this presentation on the Company’s website. This information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 8.01	Other Events.

On July 15, 2015, Anixter International Inc. issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Purchase Agreement, dated July 15, 2015, by and among HD Supply, Inc., HD Supply Holdings, LLC, HD Supply GP & Management, Inc., HD Supply Power Solutions Group, Inc., Brafasco Holdings II, Inc. and Anixter Inc.*

99.1	Press Release issued July 15, 2015, announcing the Transaction.

99.2	Investor Presentation announcing Anixter’s acquisition of HD Supply’s Power Solutions Business.

*	Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.

July 17, 2015	By:	/s/ Theodore A. Dosch
Theodore A. Dosch
Executive Vice President - Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase Agreement, dated July 15, 2015, by and among HD Supply, Inc., HD Supply Holdings, LLC, HD Supply GP & Management, Inc., HD Supply Power Solutions Group, Inc., Brafasco Holdings II, Inc. and Anixter Inc.*

99.1	Press Release issued July 15, 2015, announcing the Transaction.

99.2	Investor Presentation announcing Anixter’s acquisition of HD Supply’s Power Solutions Business.

*	Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.